Exhibit 8.1

2001 ROSS AVENUE	ABU DHABI	HOUSTON
DALLAS, TEXAS	AUSTIN	LONDON
75201-2980	BEIJING	MOSCOW
	BRUSSELS	NEW YORK
TEL +1 214.953.6500	DALLAS	PALO ALTO
FAX +1 214.953.6503	DUBAI	RIYADH
BakerBotts.com	HONG KONG	WASHINGTON

March 1, 2013

Crosstex Energy, L.P.

2501 Cedar Springs

Dallas, Texas 75201

Ladies and Gentlemen:

We have acted as counsel for Crosstex Energy, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the offer and sale from time to time by the Partnership of common units representing limited partner interests in the Partnership having an aggregate offering price of up to $75,000,000.  We have also participated in the preparation of a Prospectus Supplement, dated March 1, 2013 (the “Prospectus Supplement”), and the Prospectus, dated May 21, 2010 (the “Prospectus”) forming part of the Registration Statement on Form S-3 (File No. 333-166663) (the “Registration Statement”).  At your request, this opinion is being furnished to you for filing as Exhibit 8.1 to the Current Report on Form 8-K dated on or about the date hereof.

In connection therewith, we prepared the discussion set forth under the caption “Material Income Tax Considerations” in the Prospectus Supplement and the discussion set forth under the caption “Material Income Tax Considerations” in the Prospectus (the “Discussion”).

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date of the Prospectus Supplement and are, to the extent noted in the Discussion, based on the accuracy of certain factual matters.  In addition, we are of the opinion that the Discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K and to the references to our firm and this opinion contained in the Discussion.  In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ BAKER BOTTS L.L.P.